EXHIBIT 10.8
SECURITIES ESCROW AGREEMENT
     This Securities Escrow Agreement (this “Agreement”) is made as of                     , 2008, by and among Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Company”), WNH Holdings, LLC, a Pennsylvania limited liability company (the “Sponsor”), and Mellon Investor Services LLC, a New Jersey limited liability company (the “Escrow Agent”).
     WHEREAS, the Company has entered into an Underwriting Agreement, dated                     , 2008 (the “Underwriting Agreement”), with Maxim Group LLC acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 9,000,000 units, with an option to purchase an additional 1,350,000 units solely to cover over allotments (the “Units”), of the Company’s securities in connection with the Company’s initial public offering (the “IPO”) of units. Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (a “Warrant”) exercisable to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus dated                     , 2008, comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-149504) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on                     , 2008 (the “Effective Date”);
     WHEREAS, the Sponsor purchased 150 shares of Common Stock on October 10, 2007 (the “Original Shares”); and
     WHEREAS, on February 27, 2008, the Company declared a 28,750 for one stock split which resulted in the issuance of an additional 4,312,350 shares of Common Stock to the Sponsor;
     WHEREAS, on July 11, 2008, the Company declared a 0.6 for one reverse stock split which resulted in the number of outstanding Original Shares being 2,587,500 (the “Initial Shares”); and
     WHEREAS, the Sponsor has agreed to purchase 4,252,000 Units for $10.00 per Unit (the “Sponsor Units” and together with the Initial Shares, the “Escrow Securities”) immediately prior to the closing of the IPO;
     WHEREAS, the Company and the Sponsor have entered into that certain Sponsor Share Purchase Agreement, dated as of February 29, 2008, as amended and restated on July 11, 2008 (the “Share Purchase Agreement”), and the Company and the Sponsor have entered into that certain Sponsor Unit Purchase Agreement, dated as of July 11, 2008 (the “Sponsor Unit Purchase Agreement” and, together with the Share Purchase Agreement, the “Purchase Agreements”);
     WHEREAS, the Sponsor has agreed as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement to deposit the Initial Shares and Sponsor Units in escrow as hereinafter provided; and
     WHEREAS, the Company and the Sponsor desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
     Section 1. Appointment of Escrow Agent. The Company and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act expressly in accordance with and subject to such terms.
     Section 2. Deposit of Escrow Securities.
          2.1. Initial Shares. On or before the Effective Date, the Sponsor shall have delivered to the Escrow Agent certificates representing the Initial Shares, which certificates shall remain in the name of the Sponsor, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificates representing the Initial Shares are legended to reflect the deposit of such Initial Shares under this Agreement.
          2.2. Sponsor Units. Promptly following the consummation of the IPO, of which the Escrow Agent shall be notified in writing, the Sponsor shall deliver to the Escrow Agent certificates representing the Sponsor Units, which certificates shall remain in the name of the Sponsor, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificates representing the Sponsor Units are legended to reflect the deposit of such Sponsor Units under this Agreement.
     Section 3. Disbursement of the Escrow Securities.
          3.1 Disbursement. The Escrow Agent shall hold (a) the Initial Shares until the date that is twelve (12) months after the date of consummation of a Business Combination by the Company, of which the Escrow Agent shall be notified in writing, (the “Initial Shares Escrow Period”), on which date the Escrow Agent shall, upon written instructions from the Company or counsel to the Company (provided that the Company has identified such counsel in writing prior to such event), disburse the Initial Shares to the Sponsor or its permitted transferees and (b) the Sponsor Units until the date of consummation of a Business Combination by the Company, of which the Escrow Agent shall be notified in writing, (the “Sponsor Units Escrow Period”), on which date the Escrow Agent shall, upon written instructions from the Company or counsel to the Company (provided that the Company has identified such counsel in writing prior to such event), disburse the Sponsor Units to the Sponsor or its permitted transferees; provided, however, that if the Escrow Agent is notified in writing by the Company pursuant to Section 6.7 hereof, that the Company is being liquidated at any time during either the Initial Shares Escrow Period or the Sponsor Units Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if, after the Company consummates a Business Combination, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate not less than two (2) business days prior to the consummation of such transaction, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent (a “Confirmation Notice”), certifying that such transaction is then being consummated, release the Escrow Securities to the Sponsor upon consummation of the transaction so that it can similarly participate. The Escrow Agent will act as soon as reasonably possible following receipt of the Confirmation Notice, but no later than two (2) business days after receipt of the Confirmation Notice. If the Escrow Agent performs in accordance with the provisions of the preceding sentence, the Escrow Agent shall not have any liability for any delay in releasing the Escrow Securities. The Escrow Agent shall have no further duties under this Section 3 after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.
          3.2 Forfeiture of Initial Shares and Sponsor Units.
               (a) Notwithstanding the provisions of Section 3.1, if and to the extent that the Underwriters in the IPO do not exercise all or a portion of their option to purchase up to 1,350,000 additional Units for the purpose of covering over-allotments (the “Over-Allotment Option”), the Sponsor and any transferee of any of the Initial Shares will forfeit and return to the Company for cancellation a number of Initial Shares (the “Forfeited Shares”) to be calculated by multiplying 387,500 by the percentage of the Over-Allotment Option that remains unexercised as of the earlier of (i) the expiration date of the Over-Allotment Option, and (ii) the earlier termination thereof. The Company shall give prompt written notice to the Escrow Agent of the number of Forfeited Shares after the earlier to occur of (i) the expiration date of the Over-Allotment Option, and (ii) the earlier termination thereof. The Escrow Agent shall deliver to the Company for cancellation any Forfeited Shares and shall not release such Forfeited Shares from escrow. The Escrow Agent shall be fully protected in relying on such notice from the Company and shall have no obligation or duty to investigate as to the accuracy of the Company’s calculation of the number of the Forfeited Shares.
               (b) Notwithstanding the provisions of Section 3.1, if the Company fails to enter into a letter of intent or definitive agreement with respect to an acquisition candidate, which by itself does not have to satisfy the requirements of a Business Combination, within 12 months after the date of the final prospectus used in connection with the IPO, then the Sponsor will forfeit such number of the Initial Shares so that the remaining Initial Shares will represent no more than 17.5% of the aggregate number of Initial Shares and shares of common stock issued in the IPO (the “Additional Forfeited Shares”). The Company shall give written notice to the Escrow Agent of the number of Additional Forfeited Shares within five (5) business days after the date that is 12 months after the date of the final prospectus used in connection with the IPO. The Escrow Agent shall be fully protected in relying on such notice from the Company and shall have no obligation or duty to investigate as to the accuracy of the Company’s calculation of the number of the Additional Forfeited Shares.
     Section 4. Rights of Sponsor in Escrow Securities.
          4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Sponsor and/or its Permitted Transferees as described in Section 4.3 below shall retain all of its or their rights as a stockholder of the Company during the applicable Escrow Period to vote its or their Escrow Securities.
          4.2. Dividends and Other Distributions in Respect of the Escrow Securities. During the applicable Escrow Period, the Company shall pay all dividends payable in cash with respect to the Escrow Securities to the holder of the Escrow Securities, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms of this Agreement.
     As used herein, references to the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.
          4.3. Restrictions on Transfer. During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Sponsor Units or Initial Shares, except, in each case, (a) with respect to a Sponsor that is a legal entity, officer, director, shareholder, or member of the Sponsor to any legal entity controlling, controlled by or under common control with, such Sponsor, and (b) with respect to a Sponsor or a permitted transferee who is an individual, (i) by gift to a member of Sponsor’s immediate family or to a trust, the beneficiary of which is the Sponsor or a person related to a Sponsor by blood, marriage or adoption (ii) by virtue of the laws of descent and distribution upon death of any Sponsor or permitted transferee, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Sponsor transferring the Escrow Securities. During the applicable Escrow Period, the Sponsor shall not (i) pledge or grant a security interest in, or any option or other right to acquire, his, her or its Sponsor Units or Initial Shares, or (ii) grant a security interest in his, her or its rights under this Agreement. Any request to the Escrow Agent to transfer Escrow Securities in accordance with this Section 4.3 shall be accompanied by a certificate of the transferor stating that such request is in compliance with this Section 4.3, upon which the Escrow Agent may conclusively rely.
          4.4. Insider Letters. The Sponsor has executed a letter agreement with Maxim Group LLC and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (each, an “Insider Letter”), respecting the rights and obligations of the Sponsor in certain events, including, but not limited to, the liquidation of the Company.
     Section 5. Concerning the Escrow Agent.
          5.1. (a) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith, and may rely conclusively and shall be protected in acting upon any order, instruction, notice, demand, certificate, opinion or written advice of counsel (including counsel for the Company or counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (in each case an “Instruction”) (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.
               (b) The Escrow Agent shall be under no responsibility or liability to institute, appear in defend any action, suit or other proceedings of any kind, or to take any other action likely to involve expense, unless and until the Company or the Sponsor shall furnish the Escrow Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Escrow Agent to take such action as it may consider proper, whether with or without any such security or indemnity.
               (c) The Escrow Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Escrow Securities.
               (d) If any disagreement or dispute arises among the Company, the Escrow Agent and/or the Sponsor concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or in the event the Escrow Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, the Escrow Agent may, in its sole and absolute discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to any party hereto or other person or entity for refraining from taking such action, unless the Escrow Agent receives (i) joint written instruction of the Company and the Sponsor which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Escrow Agent, or (ii) an order of court of competent jurisdiction.
               (e) The Escrow Agent shall have no responsibility or liability with respect to the validity of this Agreement or with respect to the validity or execution of any Escrow Securities; nor shall it by act hereof be deemed to make any representation or warranty as to or be responsible or liable for the authorization or reservation of any Escrow Securities.

               (f) The Escrow Agent and any member, stockholder, director, officer, affiliate or employee thereof may engage or be interested in any financial or other transaction with the Company or any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders or obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder.
               (g) The Escrow Agent shall not take instructions or directions or be liable or responsible to comply with any notice, instruction, direction, request or other communication, paper or document except those Instructions given in accordance with this Agreement.
               (h) In no event shall the Escrow Agent be liable or responsible for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software or hardware) services.
               (i) The Escrow Agent shall not be called upon to advise any person or entity as to any investments with respect to any securities held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.
               (j) Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall have no liability or responsibility to any person or entity as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.
          5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any costs and expenses, including reasonable fees and disbursements of one counsel, or loss suffered by the Escrow Agent in connection with any liability, action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

          5.3. Compensation. The Escrow Agent shall be entitled to compensation from the Company for all services rendered by the Escrow Agent hereunder as set forth on Schedule I attached hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses and charges paid or incurred by it in the exercise, performance and administration of its rights and duties hereunder including, but not limited to, all legal counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.
          5.4. Further Assurances. From time to time on and after the date hereof, the Company, the Sponsor and any permitted transferee shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments as the Escrow Agent shall reasonably request to carry out more effectively its obligations under this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
          5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Escrow Securities with any court of competent jurisdiction located in the State of Delaware or the United States District Court for the State of Delaware, provided the Escrow Agent provides notice of such deposit to the Company and the Sponsor in accordance with Section 6.7 hereof.
          5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and the Sponsor, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent or delivery of the Escrow Securities as provided in Section 5.5.
          5.7. Liability.
               (a) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own bad faith, its own gross negligence or its own willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).
               (b) The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Agreement, and in any modification or amendment hereof to which the Escrow Agent has consented in writing, and no duties or obligations shall be implied. The Escrow Agent shall in no circumstances be deemed to be a fiduciary to any party hereto or any other person or entity. Without limiting the foregoing, the Escrow Agent shall not be subject to, nor be required to comply with or determine if any person has complied with, the Underwriting Agreement, the Registration Statement, the Purchase Agreements, or any other agreement between or among the parties hereto or any other person or entity beyond the specific terms hereof, even though references thereto may be made in this Agreement.

               (c) The statements contained herein shall be deemed to be statements of the Company or the Sponsor, as the case may be, only and the Escrow Agent assumes no liability or responsibility for their correctness or to verify the same.
               (d) In the absence of bad faith, gross negligence or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on its part, the Escrow Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event shall the Escrow Agent be liable or responsible for any special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of the losses or damages and regardless of the form of action.
          5.8. Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in the Investment Management Trust Agreement, dated [                    ], 2008, by and between the Company and Mellon Bank, N.A. (the “Trust Agreement”)), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided that nothing in this Section 5.8 shall be deemed to prohibit payment by the Company of amounts owed to the Escrow Agent pursuant to the terms of this Agreement from interest income permitted to be withdrawn by the Company under the terms of the Trust Agreement.
          5.9. Survival. The provisions of Sections 5.1(b), 5.2, 5.3 and 5.7(c) shall survive the termination of this Agreement and the resignation, removal or replacement of the Escrow Agent.
     Section 6. Miscellaneous.
          6.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the State of Delaware, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
          6.2. Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.
          6.3. Third Party Consent. This Agreement and this Agreement may not be modified or changed without the prior written consent of Maxim Group LLC, as representative of the Underwriters.

          6.4. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all of the parties hereto and Maxim Group LLC.
          6.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.
          6.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Any legal entity into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its shareholder services business and assets as a whole or substantially as a whole, or any legal entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent. This Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated by any party hereto without the prior written consent of each other party hereto except as provided in Section 5.5; provided, however, that consent is not required for an assignment to an affiliate of the Escrow Agent, notice of which shall be given to the Company.
          6.7. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by United States certified or registered mail (return receipt requested, postage prepaid), by a nationally recognized commercial courier service promising next business day delivery (such as Federal Express), or by personal delivery. Such notice or communication shall be deemed given (a) if mailed, two business days after the date of mailing, (b) if sent by nationally recognized commercial courier service, one business day after being sent, and (c) if delivered personally, when so delivered, in each case as follows:
If to the Company, to:
Sidhu Special Purpose Capital Corp.
485 Madison Avenue, 20th Floor
New York, New York 10022
Attention: Jay S. Sidhu
If to the Sponsor, to the address set forth in Exhibit A.

And if to the Escrow Agent, to:
Mellon Investor Services LLC
Newport Officer Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Attn: Relationship Manager
With a copy to:
Mellon Investor Services LLC
Newport Officer Center VII
480 Washington Blvd.
Jersey City, New Jersey 07310
Attn: Legal Department
A copy of any notice sent hereunder shall be sent to:
Maxim Group LLC
405 Lexington Ave., 2nd Floor
New York, New York
Attn: Paul La Rosa, Managing Director
     The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.
          6.8. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.
          6.9. Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original and together shall constitute but one instrument.
          6.10. Termination. This Agreement shall terminate on the final distribution or destruction of all of the Escrow Securities in accordance with the terms of this Agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this Securities Escrow Agreement as of the date first written above.

SIDHU SPECIAL PURPOSE CAPITAL CORP.
By:
Name:
Title:

MELLON INVESTOR SERVICES LLC, as Escrow Agent
By:
Name:
Title:

WNH HOLDINGS, LLC
By:
Name:
Title:

EXHIBIT A
ESCROW SECURITIES DEPOSITED
BY SPONSOR

	Date of Insider	Number of Initial	Number of Sponsor
Name and Address of Sponsor	Letter	Shares	Units

WNH Holdings, LLC Center City Executive Centre 607 Washington Street Reading, PA 19601		2,587,500	4,252,000

Attention: Joseph M. Harenza